UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2021
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in Charter)
Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices)
(229) 426-6000
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 19, 2021, Colony Bankcorp, Inc. (the “Holding Company”), the bank holding company for Colony Bank (the "Bank" and, together with the Holding Company, the “Company”), entered into an employment agreement with Max Edward Hoyle as the Chief Banking Officer of the Holding Company and the Bank. This Form 8-K/A is being filed to disclose the material terms of Mr. Hoyle’s employment agreement.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, the Bank and Mr. Hoyle entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Hoyle will provide services to the Company as its Executive Vice President and Chief Banking Officer effective as of January 19, 2021. This agreement terminates the Change-in-Control Agreement between the Parties, dated as of February 20, 2018. The Employment Agreement has a two-year term and provides for an initial base salary of $212,000 per year. Mr. Hoyle will have an opportunity to receive an annual bonus based upon the achievement of performance goals established from year to year by the Compensation Committee. Mr. Hoyle will also have an opportunity to participate in the Bank’s benefits plans available to other similarly-situated Company employees, subject to the terms and conditions of such plans, and she will be eligible for vacation, PTO and holidays consistent with the Bank’s policies.

Pursuant to the Employment Agreement, if a change in control of the Company occurs during the term of the Employment Agreement and, within twelve months following such change in control, the Company terminates Mr. Hoyle’s employment other than for “cause” or “disability” or Mr. Hoyle resigns for “good reason” (as such terms are defined in the Employment Agreement), then the Bank will pay to Mr. Hoyle an amount equal to one times Mr. Hoyle’s then-current base salary, payable in a single lump sum within 30 days following his termination, subject to Mr. Hoyle’s compliance with certain restrictive covenants and execution and non-revocation of a general release of claims against the Company. The Employment Agreement contains certain non-competition and employee and customer non-solicitation covenants that apply during his employment with the Bank and for 12 months following his termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01.(d) Exhibit

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 19, 2021, between Colony Bankcorp, Inc. and Max Edward Hoyle

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: January 26, 2021	By:	/s/ Tracie Youngblood
Tracie Youngblood
Executive Vice President and Chief Financial Officer